EXHIBIT 99.1

j2 Global Reports Q1 2008 Results

Subscriber Revenues Up 14% Versus Q1 2007
Record Quarterly Free Cash Flow of $27 Million

LOS ANGELES—May 6, 2008—j2 Global Communications, Inc. [NASDAQGS:JCOM] today reported financial results for the first quarter ended March 31, 2008.

FIRST QUARTER 2008 RESULTS

Subscriber revenues for Q1 2008 increased 14% to $57.2 million compared to $50.3 million in Q1 2007.

Total revenues in Q1 2008 increased 8% to $58.6 million compared to $54.1 million in Q1 2007. Net earnings per diluted share for Q1 2008 increased 9% to $0.35 compared to $0.32 in Q1 2007. SFAS 123(R) (expensing for stock-based compensation) expense impacted Q1 2008 earnings and net earnings per diluted share by $1.4 million and $0.03, respectively. Q1 2007 revenues and earnings per diluted share reflect approximately $2.0 million in revenues and associated earnings from a paid up patent license fee. No similar transaction occurred in Q1 2008.

During Q1 2008, the Company repurchased approximately 3.5 million shares under its previously announced five million share repurchase program for approximately $76 million in cash. The Company ended the quarter with 45.2 million shares outstanding and approximately $181 million in cash and investments.

Key financial results for first quarter 2008 versus first quarter 2007 are as follows:

	Q1 2008	Q1 2007	% Change
Subscriber Revenues	$57.2 million	$50.3 million	14%
Other Revenues (1)	$1.4 million	$3.8 million	(63)%
Total Revenues (1)	$58.6 million	$54.1 million	8%
Net Earnings per Diluted Share (1) (2)	$0.35	$0.32	9%

(1) Q1 2007 Other and Total Revenues and Net Earnings per Diluted Share reflect approximately $2.0 million in revenues and associated earnings from a paid up patent license fee. No similar transaction occurred in Q1 2008.

(2) The estimated effective tax rate was approximately 30% for Q1 2008 and Q1 2007.

BUSINESS OUTLOOK

“I am particularly gratified that this quarter we were able to grow our top and bottom lines while producing record free cash flow, all in an extremely challenging economic environment,” said Hemi Zucker, co-president and chief operating officer of j2 Global. “We now have more than 1.1 million paid DIDs deployed and our focus on cost discipline resulted in record quarterly free cash flow of approximately $27 million.”

2008 Guidance

The Company reaffirms its previously announced fiscal 2008 revenue guidance of between $240 million and $270 million. The Company also reaffirms its previously announced fiscal 2008 net earnings per diluted share guidance of between $1.45 and $1.65.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 3,000 cities in 44 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, eFax Corporate®, eFax DeveloperTM, Fax.comTM, Send2Fax®, eFax BroadcastTM, jBlast®, jConnect®, Onebox®, Onebox ReceptionistTM, RapidFAXTM, eVoice®, eVoice ReceptionistTM, YAC® and Electric Mail®. As of December 31, 2007, j2 Global had achieved 12 consecutive fiscal years of revenue growth and 6 consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contact:	Jeff Adelman j2 Global Communications, Inc. 323-372-3617 press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion (and specifically 2008 Guidance). These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2007 Annual Report on Form 10-K filed by j2 Global on February 25, 2008, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The financial estimates provided in the “Business Outlook” portion of this press release (and specifically 2008 Guidance) are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these financial estimates.

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	MARCH 31,	DECEMBER 31,
	2008	2007

ASSETS
Cash and cash equivalents	$151,215	$154,220
Short-term investments	15,597	54,297
Accounts receivable, net of allowances of $1,658 and $1,378, respectively	16,336	15,365
Prepaid expenses and other current assets	4,750	5,061
Deferred income taxes	1,724	1,724

Total current assets	189,622	230,667

Long-term investments	14,454	21,241
Property and equipment, net	22,305	23,511
Goodwill	39,718	39,452
Other purchased intangibles, net	29,003	29,220
Deferred income taxes	6,709	6,113
Other assets	159	205

TOTAL ASSETS	$301,970	$350,409

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$18,344	$17,516
Income taxes payable	8,935	4,649
Deferred revenue	14,589	14,708

Total current liabilities	41,868	36,873

Accrued income tax liability	32,659	30,863
Other	44	59

Total liabilities	74,571	67,795

Commitments and contingencies	—	—

Total stockholders' equity	227,399	282,614

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$301,970	$350,409

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,
	2008	2007

Revenues
Subscriber	$57,215	$50,293
Other	1,433	3,848

Total revenue	58,648	54,141

Cost of revenues (including share-based compensation of $175 and $182 for the three months of 2008 and 2007, respectively)	11,631	10,990

Gross profit	47,017	43,151

Operating expenses:

Sales and marketing (including share-based compensation of $338 and $278 for the three months of 2008 and 2007, respectively)	10,214	8,780

Research, development and engineering (including share-based compensation of $214 and $173 for the three months of 2008 and 2007, respectively)	3,147	2,713

General and administrative (including share-based compensation of $1,300 and $1,097 for the three months of 2008 and 2007, respectively)	11,157	9,825

Total operating expenses	24,518	21,318

Operating earnings	22,499	21,833

Interest and other income, net	1,328	1,725

Earnings before income taxes	23,827	23,558

Income tax expense	7,033	7,119

Net earnings	$16,794	$16,439

Basic net earnings per common share	$0.36	$0.34

Diluted net earnings per common share	$0.35	$0.32

Basic weighted average shares outstanding	47,259,118	48,822,735

Diluted weighted average shares outstanding	48,330,042	50,680,093

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2008	2007

Cash flows from operating activities:
Net earnings	$16,794	$16,439
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	3,108	2,164
Share-based compensation	2,027	1,698
Tax benefit of vested restricted stock	—	5
Tax benefit of stock option exercises	—	2,823
Excess tax benefits from share-based compensation	(239)	(2,163)
Deferred income taxes	(596)	(31)
Loss on disposal of fixed assets	26	104
Decrease (increase) in:
Accounts receivable	(701)	257
Prepaid expenses and other current assets	651	1,756
Other assets	43	62
(Decrease) increase in:
Accounts payable and accrued expenses	704	(2,130)
Income taxes payable	4,392	3,157
Deferred revenue	(200)	2,528
Accrued income tax liability	1,416	—
Other	(14)	(10)

Net cash provided by operating activities	27,411	26,659

Cash flows from investing activities:
Net purchases of available-for-sale investments	—	(21,660)
Sales of available-for-sale investments	36,170	—
Purchases of held-to-maturity investments	(475)	—
Redemptions/Sales of held-to-maturity investments	9,607	11,254
Purchases of property and equipment	(469)	(529)
Acquisition of business, net of cash received	(64)	(4)
Purchase of intangible assets	(1,044)	(1,995)

Net cash provided by (used in) investing activities	43,725	(12,934)

Cash flows from financing activities:
Repurchases of common stock	(75,987)	(10,184)
Issuance of common stock under employee stock purchase plan	59	62
Exercise of stock options	97	2,529
Excess tax benefits from share-based compensation	239	2,163
Repayment of long-term debt	—	(132)

Net cash used in financing activities	(75,592)	(5,562)

Effect of exchange rate changes on cash and cash equivalents	1,451	115

Net Increase (decrease) in cash and cash equivalents	(3,005)	8,278

Cash and cash equivalents, beginning of period	154,220	95,605

Cash and cash equivalents, end of period	$151,215	$103,883